Exhibit 10.2

SECOND AMENDMENT AND LIMITED WAIVER TO SECOND LIEN CREDIT AGREEMENT

This Second Amendment and Limited Waiver (“Agreement”) to Second Lien Credit Agreement is entered into as of November 15, 2012 (the “Second Amendment Effective Date”), by and among DIAL GLOBAL, INC. (f/k/a WESTWOOD ONE, INC.), a Delaware corporation (the “Borrower”), and the Lenders party hereto.
RECITALS
WHEREAS, reference is made to that certain Second Lien Credit Agreement, dated as of October 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement), by and among the Borrower, the Lenders, Cortland Capital Market Services, LLC, as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and Macquarie Capital (USA) Inc., as syndication agent (in such capacity, and together with its successors and permitted assigns, the “Syndication Agent”).
WHEREAS, the Borrower has agreed with the Syndication Agent and the Lenders that the Borrower will satisfy the requirements of Section 2.9 of the Credit Agreement with respect to the interest payment due on November 9, 2012 by paying that interest in kind by adding the amount of that payment to the balance of the Term Loans as provided in Section 2.13 of the Credit Agreement, as amended by this Agreement;
WHEREAS, the Borrower has informed the Syndication Agent and the Lenders that it may have failed to comply with (i) the covenants set forth in Sections 5.1, 5.2 and 6.1(b) of the Credit Agreement and the First Lien Credit Agreement with respect to the Fiscal Quarter ended September 30, 2012, and (ii) the notice requirements in Section 6.2 of the Credit Agreement and the First Lien Credit Agreement with respect the covenant violations described in clause (i) above, which non-compliance, in each case of clauses (i) and (ii), would give rise to Events of Default under Sections 9.1(c) and 9.1(d) of the Credit Agreement as of September 30, 2012 (together, the “Anticipated Defaults”);
WHEREAS, the Borrower has requested that the Lenders grant a limited waiver with respect to the Anticipated Defaults;
WHEREAS, the Lenders have agreed to waive the Anticipated Defaults for a limited period upon the terms and subject to the conditions set forth herein, including the amendment of the Credit Agreement described below;
WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement to require certain additional reporting from the Borrower and to grant the Lenders certain rights with respect to the incurrence of additional indebtedness, upon the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.
Section 2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:
2.1    Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of “October 2012 Projections” in the appropriate alphabetical order:
““October 2012 Projections” has the meaning specified in Section 6.1(k).”
2.2    Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of “Second Amendment” in the appropriate alphabetical order:
““Second Amendment” means that certain Second Amendment and Limited Waiver to the Credit Agreement dated as of November 15, 2012, by and among the Borrower and the Lenders party thereto.”
2.3    Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of “Second Amendment Effective Date” in the appropriate alphabetical order:
““Second Amendment Effective Date” means November 15, 2012.”
2.4    Section 2.13 of the Credit Agreement is amended by adding a new clause (e) thereto as follows:
(e)    Interest Paid In Kind. Notwithstanding anything to the contrary set forth in this Section 2.13 or elsewhere in the Loan Documents, the interest payment that was due on November 9, 2012, may in the Borrower's election be paid in kind by adding the amount thereof to the Term Loans upon written notice from the Borrower to the Administrative Agent, and upon the giving of such notice such interest paid shall be paid for all purposes and shall constitute a portion of the Term Loans for all purposes, including, for avoidance of doubt, the accrual of further interest."
2.5    Section 6.1 of the Credit Agreement is hereby amended by adding new clauses (k) through (n) thereto as follows:
“(k)    Weekly Statements of Cash Flow. No later than the first Tuesday following the end of each calendar week ending after the Second Amendment Effective Date, a statement of cash flows for the immediately preceding calendar week, setting forth in comparative form the cash flow projections for the corresponding week contained in the Dial Global Lender Presentation dated October 2012 presented to the Lenders on October 30, 2012 (the

“October 2012 Projections”) together with a discussion of variances therefrom, all in form and scope reasonably acceptable to the Administrative Agent and certified by a Responsible Officer of the Borrower.
(l)    Weekly Pacing Reports. No later than the first Tuesday following the end of each calendar week ending after the Second Amendment Effective Date, a pacing report with respect to projected advertising bookings for each month within which the weekly report falls and the two (2) immediately succeeding months, setting forth in comparative form the same information for the corresponding months of the preceding fiscal year together with a discussion of variances therefrom, all in form and scope reasonably acceptable to the Administrative Agent and certified by a Responsible Officer of the Borrower.
(m)    Revenue Analyses. As soon as available, and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year beginning with the fiscal quarter ending on March 31, 2013 and sixty (60) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2012, an internal operating analysis of revenue and profitability by program and/or contract and category for the four (4) immediately preceding fiscal quarters, setting forth in comparative form the same information for the four-quarter period ending one (1) year prior thereto together with a discussion of variances therefrom, all in form and scope reasonably acceptable to the Administrative Agent and provided by a Responsible Officer of the Borrower; provided that, no later than five (5) Business Days after the Second Amendment Effective Date, the Borrower shall deliver an internal operating analysis of revenue and profitability by program and/or contract and category for the three fiscal (3) quarters ended September 30, 2012, setting forth in comparative form the same information for the three fiscal (3) quarters ended September 30, 2011, all in form and scope reasonably acceptable to the Administrative Agent and provided by a Responsible Officer of the Borrower.

(n)    Upfront Selling Season Reports. No later than five (5) Business Days after the Second Amendment Effective Date, a report showing projected advertising bookings for the 2013 broadcast calendar year by quarter and, on the first Tuesday of each calendar week thereafter, an update to such report, in form and scope reasonably acceptable to the Administrative Agent and provided by a Responsible Officer of the Borrower, it being agreed that the Borrower shall not be required to provide any such updated reports during or after the second week of February, 2013.”

2.6    Section 7 of the Credit Agreement is hereby amended by adding a Section 7.16, which shall state as follows:

“For the period beginning on the Second Amendment Effective Date and ending on the 100th day following the Limited Waiver Termination Date and at all times subject to the fiduciary obligations of the Loan Parties and the Loan Parties' rights to incur postpetition financing in the event of any bankruptcy proceeding, the Loan Parties agree that they will not (i) borrow any additional funds under the First Lien Credit Agreement, including by incurring any Incremental Term Loan or Other Term Loan (each as defined in the First Lien Credit Agreement), (ii) incur any additional Revolving Credit Commitment (as defined in the First Lien Credit Agreement), (iii) establish an additional tranche of indebtedness under the First Lien Credit Agreement, or (iv) otherwise borrow any funds or incur any obligations that would be senior in priority to the Loan Parties’ Obligations under the Credit Agreement (a "Priming Transaction"), in each case:

(A) from any Affiliated Lender (as defined in the First Lien Credit Agreement), without first offering the Lenders the right to provide such funding on terms substantially similar in all material respects; the Loan Parties shall notify the Lenders in writing as soon as practicable after receiving any binding offer to provide such funding, and allow the Lenders five (5) Business Days after receiving such notice to agree in writing to match or improve upon such offer on terms substantially similar in all material respects;

(B) from any party that is not an Affiliated Lender (as defined in the First Lien Credit Agreement), without first providing the Lenders with five (5) Business Days’ advance written notice of the Loan Parties intention to enter into such Priming Transaction, which notice shall include a description of all material terms of such transaction;

provided, however, that if any Priming Transaction is entered into with any party that is not an Affiliated Lender (as defined in the First Lien Credit Agreement) or Lender, the interest rate under the Credit Agreement shall, effective immediately upon the closing of such transaction, increase by 1.5%, which increase shall be payable in kind.”

2.7    Section 9.1(c)(i) of the Credit Agreement is hereby amended to add “, 7.16 (Right to Match),” between the phrases “7.15 (Post-Closing)” and “or Article 8 (Negative Covenants).”

2.8    Section 11 of the Credit Agreement is hereby amended by adding a Section 11.24, which shall state as follows:

“In the event any Loan Party breaches any agreement or covenant set forth in Section 7.16, the Loan Parties acknowledge and agree that the Lenders, the Syndication Agent, and the Administrative Agent shall not have an adequate remedy at law, and shall be entitled to specific performance, injunctive relief, or similar relief, on a temporary and permanent basis.”

Section 3.Limited Waiver.
3.1    Solely during the Waiver Period (as defined below) and not at any other time, the Lenders hereby agree to temporarily waive the Anticipated Defaults and the right to accelerate the Obligations as a result thereof. During the Waiver Period, the Anticipated Defaults shall be deemed not to have occurred or be continuing, and the Administrative Agent and the Lenders shall have no right to enforce rights or exercise remedies with respect to the Anticipated Defaults. The waivers provided pursuant to the terms of this Agreement shall automatically and without further action or notice by any party expire on the Limited Waiver Termination Date (as defined below).
3.2    No waiver provided herein shall remain in effect after the Limited Waiver Termination Date. Upon the Limited Waiver Termination Date, the Anticipated Defaults shall be deemed to be Events of Default in full force and effect, having occurred as of September 30, 2012 and continuing uninterrupted thereafter for all purposes, including, without limitation, for purposes of calculating and charging default interest under Section 2.9(c) of the Credit Agreement, and the Administrative Agent and the Lenders shall retain all of the rights and remedies related thereto. This Agreement shall not have the effect of tolling or extending any applicable cure period beyond the period that would have applied absent this Agreement. Nothing in this Agreement shall be deemed to constitute a waiver by the Administrative Agent or the Lenders of any Default, whether now existing or hereafter arising, or of any right or remedy the Administrative Agent or the Lenders may have under any of the Loan Documents or applicable law, except to the extent expressly set forth herein, nor shall the Lenders’ execution and delivery of this Agreement establish a course of dealing among the Lenders and the Borrower or in any way obligate the Lenders to hereafter provide any further waiver of any kind, to provide any further time prior to the enforcement of their rights or to provide any other financial accommodations to or on behalf of the Borrower or any other Loan Party.
3.3    Notwithstanding anything to the contrary herein, the Lenders do not now waive, nor do they agree that they will waive in the future, any further Default or Event of Default. Neither this Agreement nor any course of dealing or delay or failure of the Lenders in exercising any right, remedy, power or privilege under or in connection with any Event of Default shall affect any other or future exercise thereof or the existence of any other right, remedy, power or privilege, except to the extent expressly set forth herein; nor shall any single or partial exercise of any such right, remedy, power or privilege or any abandonment or discontinuance of the steps to enforce any such right, remedy, power or privilege (pursuant to this Agreement or otherwise) preclude any further exercise thereof or of any other right, remedy, power or privilege, except to the extent expressly set forth herein.
For the purposes hereof,
“Limited Waiver Termination Date” means the earliest to occur of:
(i) 5:00 p.m. (New York city time) on Friday, December 14, 2012; or
(ii) the date on which a Limited Waiver Termination Event occurs.
“Limited Waiver Termination Event” means any of the following:
(i) the occurrence of any Event of Default or Default other than the Anticipated Defaults;
(ii) any representation or warranty made by any Loan Party in connection this Agreement shall prove to be false in any material respect (but in all respects if such representation is qualified by “material” or “Material Adverse Effect”) as of the date when made;
(iii) the failure of any Loan Party to comply with any term, condition or covenant set forth in this Agreement;
(iv) the failure of the Borrower to comply with Sections 6.1(b) or 6.1(d) of the Credit Agreement on or before 5:00 p.m. (New York City time) on Monday, November 19, 2012; or
(v) the expiration of the “Waiver Period” under and as defined in the First Lien Limited Waiver (defined below).
“Waiver Period” means the period beginning on the Second Amendment Effective Date and ending on the Limited Waiver Termination Date.
Section 4.Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:
4.1    The Administrative Agent shall have received each of the following:
(a)    Agreement. This Agreement, duly executed and delivered by each Loan Party and the Required Lenders;
(b)    First Lien Amendment and Waiver. (i) A copy of the amendment and waiver to the First Lien Credit Agreement entered into by the Loan Parties and the Required Lenders (as defined in the First Lien Credit Agreement) in the form attached hereto as Exhibit A (the “First Lien Limited Waiver”) and (ii) evidence satisfactory to the Administrative Agent that such amendment and waiver has been executed and delivered and is in full force and effect on or prior to the Second Amendment Effective Date; and

(c)    Intercreditor Amendment. An amendment to the Intercreditor Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed and delivered by the parties thereto.
Section 5.Representations and Warranties; Reaffirmation of Grant. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Second Amendment Effective Date immediately after giving effect to this Agreement, (a) all representations and warranties of the Loan Parties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the Second Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement (as amended by this Agreement) and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, (d) each of the Loan Documents to which such Loan Party is a party pursuant to which a Lien has been granted in favor of the Administrative Agent and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Loan Documents, and (e) all contracts that generated more than 5% of the consolidated total revenue of the Borrower and its Subsidiaries for the four quarter period ending on September 30, 2012 have been provided to the Syndication Agent. Each Loan Party that is a party to the Guaranty and Security Agreement or any of the Loan Documents pursuant to which a Lien has been granted in favor of the Administrative Agent hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.
Section 6.     Release; Covenants; Acknowledgement
6.1    Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the Syndication Agent, each Lender and each of their respective Related Persons (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever in connection with the Credit Agreement arising from the beginning of time to and including the Second Amendment Effective Date, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified in the immediately preceding sentence. Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
6.2    Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.
6.3    Each Loan Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any Loan Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document.
6.4    Each Released Party agrees that nothing set forth in this Section 6 is intended to, nor shall anything set forth in this Section 6 be construed to, terminate any contractual obligations of the Released Parties to the Loan Parties under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect.
6.5    Members of management and any financial advisor of any Loan Party will be reasonably available to the Lenders and their advisors on reasonable advance notice and subject to customary confidentiality arrangements to discuss the operations, prospects, and financial status of the Loan Parties.
Section 7.    Survival. All representations and warranties made in this Agreement or any other Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent, Syndication Agent, or the Lenders shall affect the representations and warranties or the right of the Administrative Agent, Syndication Agent, and the Lenders to rely upon them.
Section 8.    Reference to Agreement. The Credit Agreement is hereby amended so that any reference in the Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Agreement shall constitute a Loan Document under the Credit Agreement.
Section 9.    Costs and Expenses of the Administrative Agent and Syndication Agent. The Borrower shall pay on demand all reasonable out-of-pocket and documented costs and expenses of the Administrative Agent and Syndication Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent and Syndication Agent) incurred in connection with the preparation, execution and delivery of this Agreement.
Section 10.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE STATE OF NEW YORK.
Section 11.    Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.    Limited Effect. This Agreement relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies any Lender may have under the Credit Agreement or under any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.
Section 13.    Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Agreement is not required, but each of the undersigned nevertheless does hereby agree and consent to this Agreement and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Agreement, such Guarantor’s guaranty under the Guaranty and Security Agreement shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s guaranty.
Section 14.    Sponsor Agreement. Each Sponsor agrees, on behalf of itself and the other Affiliated Lenders directly or indirectly controlled by such Sponsor, that for the period beginning on the Second Amendment Effective Date and ending on the 100th day following the Limited Waiver Termination Date, it shall not acquire any interest (including any participation interest) in any loan made pursuant to Section 7.16(B) of the Credit Agreement, as amended by this Agreement, without (i) first notifying the Syndication Agent in writing ten (10) Business Days prior to making any offer to acquire such interest, and (ii) allowing the Lenders to acquire such interest instead, on terms substantially similar in all material respects to such proposal; provided that, if the Lenders have made such a bona fide and binding matching offer, the Sponsors and the other Affiliated Lenders directly or indirectly controlled by any Sponsor shall not acquire any such interest.

Section 15.     Amendment to Intercreditor Agreement. The Lenders hereby authorize and direct the Administrative Agent to enter into an amendment to the Intercreditor Agreement in substantially the form attached hereto as Exhibit B.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIAL GLOBAL, INC. (f/k/a WESTWOOD ONE, INC.),
as Borrower
By:    /S/ SPENCER BROWN
    Name: Spencer Brown
    Title: Chief Executive Officer

WESTWOOD ONE PROPERTIES, INC.,
WESTWOOD ONE STATIONS - NYC, INC.,
WESTWOOD ONE RADIO, INC.,
WESTWOOD ONE RADIO NETWORKS, INC.,
WESTWOOD NATIONAL RADIO CORPORATION,
VERGE MEDIA COMPANIES, LLC,
VERGE MEDIA GROUP HOLDINGS, INC,.
VERGE MEDIA INTERMEDIATE HOLDINGS, INC.,
VERGE MEDIA, INC.,
VERGE MEDIA SOLUTIONS, LLC,
EXCELSIOR RADIO NETWORKS, LLC,
EXBT, LLC,
DIAL COMMUNICATIONS GLOBAL MEDIA, LLC,
EXCELSIOR NETWORK GROUP, LLC,
RDG EXCELSIOR HOLDINGS, LLC,
EXCELSIORTM, INC.,
EXCELSIOR MEDIA NETWORKS, LLC,
JPN, LLC,
EXCELSIOR RADIO NETWORK VENTURES, LLC,
EXCELSIOR RADIO HOLDINGS, LLC,
EXCELSIOR MEDIAAMERICA, INC.,
DG RADIO NETWORKS, LLC,
AMERICAN COMEDY NETWORK, LLC, and
GORADIO, LLC,
as Guarantors

By:    /S/ SPENCER BROWN
         Name: Spencer Brown
        Title: Chief Executive Officer

MIHI LLC, as a Lender

By:    /S/ ANDY STOCK
Name: Andy Stock
Title:    Authorized Signatory

By:    /S/ STEPHEN MEHOS
Name: Stephen Mehos
Title:    Authorized Signatory

BLACKROCK KELSO CAPITAL
CORPORATION, as a Lender
By:     BlackRock Kelso Capital Advisors LLC,
its investment advisor

By:    /S/MICHAEL LAZAR
Name: Michael Lazar
Title:    Chief Operating Officer

GRACE BAY HOLDINGS II, LLC, as a Lender

By:    /S/ RICHARD SIEGEL
    Name: Richard Siegel
    Title:    Authorized Signatory

OCM Principal Opportunities Fund III, L.P., with respect to Section 14 only

By OCM Principal Opportunities Fund III GP, L.P.
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: General Partner

By :    /S/ MICHAEL HARMON
Name: Michael Harmon
Title:    Authorized Signatory

By :    /S/ DAVID QUICK
Name: David Quick
Title:    Authorized Signatory

OCM Principal Opportunities Fund IIIA, L.P., with respect to Section 14 only

By OCM Principal Opportunities Fund III GP, L.P.
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: General Partner

By :    /S/ MICHAEL HARMON
Name: Michael Harmon
Title:    Authorized Signatory

By :    /S/ DAVID QUICK
Name: David Quick
Title:    Authorized Signatory

OCM Principal Opportunities Fund IV, L.P. with respect to Section 14 only

By OCM Principal Opportunities Fund IV GP, L.P.
Its: General Partner

By OCM Principal Opportunities Fund IV GP, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By :    /S/ MICHAEL HARMON
Name: Michael Harmon
Title:    Authorized Signatory

By :    /S/ DAVID QUICK
Name: David Quick
Title:    Authorized Signatory

Gores Radio Holdings, LLC, as a sponsor and with respect to Section 14 only

By:    /S/ JONATHAN GIMBEL
Name: Jonathan Gimbel
Title:    Authorized Signatory

EXHIBIT A
First Lien Limited Waiver
see exhibit 10.1
(Attached)

EXHIBIT B
First Amendment to Intercreditor Agreement
intentionally omitted
(Attached)